                                                                    EXHIBIT 10

         VOTING AND STANDSTILL AGREEMENT, dated as of April 26, 2001 (this "AGREEMENT"), by and among Mayor's Jewelers, Inc., a Delaware corporation (the "COMPANY"), Eliahu Ben-Shmuel, a person residing at 101 S. State Road 7, Suite 201, Hollywood, Florida 33023 ("BEN-SHMUEL"), and Phillip Goldstein, a person residing at 60 Heritage Drive, Pleasantville, New York 10570 ("GOLDSTEIN", collectively with Ben-Shmuel, the "STOCKHOLDERS", and each individually, a "STOCKHOLDER").

         WHEREAS, the Company and each Stockholder have agreed to enter into this Agreement to provide for the orderly governance of the Company.

         NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

Section 1. DIRECTOR NOMINEE. If the Company has not entered into a definitive agreement to merge with, or sell substantially all of its assets to, another person or entity within six (6) months from the date of this Agreement, Ben-Shmuel shall be entitled to designate one director to the class of directors that serve until the Annual Meeting of stockholders of the Company to be held in 2002 (the "2002 ANNUAL MEETING") and, with respect to the 2002 Annual Meeting, the Company shall take all necessary or appropriate action to assist in the nomination and election as director the individual designated by Ben-Shmuel to be elected as a director of the class of directors of the Company to be elected at the 2002 Annual Meeting; PROVIDED, THAT in each case such designee (i) will qualify as an "independent" director, (ii) is not an affiliate of Ben-Shmuel and
(iii) is otherwise reasonably acceptable to the Company at the time of his or her designation. Notwithstanding the foregoing, in the event that at any time Ben-Shmuel shall no longer beneficially own at least 5% of the voting securities of the Company, Ben-Shmuel shall not have the right to designate a director of the Company, Ben-Shmuel's rights and duties under Sections 1 and 2 shall terminate, at the Company's request Ben-Shmuel shall cause his designee to resign forthwith such that no designee of Ben-Shmuel remains on the Board of Directors of the Company and all of the covenants under Sections 1 and 2 of this Agreement shall lapse and no longer be of any force or effect. For purposes of this Agreement, "affiliate" shall be defined as such term is defined under Rule 405 of the Securities Act of 1933, as amended. So long as Ben-Shmuel is entitled to designate one director in accordance with the provisions of Section 1 hereof or until the 2002 Annual Meeting, except to the extent otherwise provided herein, the Company shall take all necessary or appropriate action to assist in the nomination and election as director the individual specified in this Section 1 designated by Ben-Shmuel to be elected as a director of the Company and further agrees not to oppose such designee's nomination and election at the 2002 Annual Meeting.

Section 2. VOTING.

                  (a) The Stockholders shall vote all voting securities of the Company owned of record by the Stockholders and shall cause all voting securities of the Company owned beneficially by the Stockholders to be voted with respect to the election or removal of directors of the Company, either (i) in accordance with the recommendations of a majority of the Board of Directors, or, upon prior notification to the Company, (ii) in the same proportions (including abstentions) as the holders of record of voting securities of the Company other than those beneficially owned by the Stockholders that are entitled to vote on the election of directors (or such other matter) vote their voting securities of the Company; PROVIDED, HOWEVER, that Ben-Shmuel may at all times vote his voting securities of the Company for the election or retention of the one director designated by Ben-Shmuel in accordance with Section 1 and reasonably acceptable to the Company, and any other matters not relating to the election or removal or directors of the Company as set forth in Section 2.

                  (b) EACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, THE COMPANY AND ANY DESIGNEE OF THE COMPANY, EACH OF THEM INDIVIDUALLY, EACH STOCKHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE VOTING SECURITIES OF THE COMPANY AS SET FORTH IN SECTION 2(a) ABOVE. EACH STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION
         DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY EACH SUCH STOCKHOLDER WITH RESPECT TO SUCH SHARES.

         Section 3. STANDSTILL. Each Stockholder, respectively, agrees that for a period of 18 months following the date of this Agreement (the "EFFECTIVE PERIOD"), each will not, and each will ensure that his respective affiliates and any person acting on behalf of or in concert with him or any of his respective affiliates shall not, without the prior written consent of the Company:

                  (a) make, or in any way participate, directly or indirectly, in, any "solicitation" for "proxies" to vote (as such terms are used in the rules of the Securities and Exchange Commission) any voting securities of the Company;

                  (b) initiate or propose any stockholder proposals for submission to a vote of stockholders, whether by action at a stockholder meeting or by written consent, with respect to the Company or any of its affiliates, or, except as provided in this Agreement, propose any person for election to the Board of Directors of the Company;

                  (c) disclose to any third party, or make any filing under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), including, without limitation, under Section 13(d) thereof, disclosing, any intention, plan or arrangement inconsistent with the foregoing; or

                  (d) form, join or in any way participate in a "group" as defined in Section 13(d)(3) of the Exchange Act in connection with any of the foregoing.

Each Stockholder shall promptly advise the Company of any inquiry or proposal made to it with respect to any of the foregoing.

Section 4. STOCKHOLDER PROPOSALS.

                  (a) BEN-SHMUEL PROPOSALS. Ben-Shmuel hereby irrevocably withdraws all proposals that he or any of his affiliates has submitted to the Company for inclusion on the agenda at the Annual Meeting of stockholders of the Company to be held in 2001 (the "2001 ANNUAL MEETING").

                  (b) GOLDSTEIN PROPOSALS. Goldstein hereby (1) irrevocably withdraws all proposals that he or any of his affiliates has submitted to the Company for inclusion on the agenda at the 2001 Annual Meeting,
         (2) irrevocably withdraws the nominees, including himself, that he proposed to be nominated at the 2001 Annual Meeting for election as directors, (3) irrevocably withdraws his preliminary proxy statement from review at the Securities and Exchange Commission and (4) irrevocably withdraws his request made pursuant to Rule 14a-7 under the Exchange Act.

         Section 5. QUORUMS. From the date hereof and until the Termination Date (as defined in Section 8), each Stockholder that is a holder of record of voting securities of the Company shall be present, and each Stockholder that is a beneficial owner of voting securities of the Company shall cause the holder of record to be present, in person or by proxy, at all meetings of stockholders of the Company so that all voting securities of the Company owned of record or beneficially by each Stockholder may be counted for the purpose of determining the presence of a quorum at such meetings.

         Section 6. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         Section 7. CERTAIN EVENTS. Nothing in this Agreement shall in any manner restrict Ben-Shmuel's, Goldstein's or any of their respective affiliates' ability to freely transfer or sell at any time their respective legally or beneficially owned securities of the Company to an unaffiliated third party.

         Section 8. TERMINATION. The obligations of each of the Stockholders and the Company shall terminate upon the first to occur of (a) the end of the Effective Period, (b) the date that the Company enters into (i) a merger agreement with another person or entity, (ii) a sale of the Company or (iii) a sale of all or substantially all of the Company's assets, (c) the date that Ben-Shmuel shall not legally or beneficially own at least 5% of voting securities of the Company and have no designee on the Board of Directors of the Company, (d) the date seven months from the date hereof and Ben-Shmuel does not have a designee appointed to the Board of Directors of the Company, (e) the date that is 30 days from the date of the resignation, death or removal of

Ben-Shmuel's designee to the Board of Directors of the Company and no replacement has been appointed or elected to the Company's Board of Directors in accordance with Section 1 or (f) the day following the 2002 Annual Meeting and Ben-Shmuel's designee to the Board of Directors of the Company is not elected to the Board of Directors of the Company at the 2002 Annual Meeting (the "TERMINATION DATE").

Section 9. MISCELLANEOUS.

         (a) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by cable, by facsimile, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9(a)):

                           If to the Company:

                           14051 Northwest 14th Street
                           Sunrise, Florida 33323
                           Attn.: Isaac Arguetty
                           Facsimile: (954) 835-3425

                           With a copy to:

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, New York  10178
                           Attn.:  Robert G. Robison, Esq.
                           Facsimile:  (212) 309-6273

                           If to Ben-Shmuel:

                           Mr. Eliahu Ben-Shmuel
                           101 S. State Road 7
                           Suite 201
                           Hollywood, Florida  33023
                           Facsimile:  (954) 985-1828

                           If to Goldstein:

                           Mr. Phillip Goldstein
                           60 Heritage Drive
                           Pleasantville, New York  10570
                           Facsimile:  (914) 747-5258

         (b) WAIVER. At any time prior to the Termination Date, any party hereto may, with respect to any other party hereto, (i) extend the time for the performance of any of the obligations or other acts or (ii) waive compliance with any of the agreements or conditions contained herein PROVIDED, THAT any such extension or waiver shall be valid only if set forth in an instrument in writing signed by Ben-Shmuel and the Company. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         (c) SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

         (d) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral with respect to the subject matter hereof and thereof and except as otherwise expressly provided herein.

         (e) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

         (f) EXPENSES. Each party agrees to bear its own expenses in connection with the transactions contemplated hereby.

         (g) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of laws. EACH OF THE PARTIES HERETO AGREES THAT ANY LEGAL ACTION BETWEEN THE PARTIES RELATING TO THE ENTRY INTO OR PERFORMANCE OF THIS AGREEMENT OR THE INTERPRETATION OR ENFORCEMENT OF THE TERMS HEREOF SHALL EXCLUSIVELY BE BROUGHT IN A FEDERAL OR STATE COURT LOCATED IN DADE COUNTY, FLORIDA, HAVING JURISDICTION OF THE SUBJECT MATTER THEREOF, AND EACH PARTY IRREVOCABLY CONSENTS TO PERSONAL JURISDICTION IN ANY SUCH FEDERAL OR STATE

COURT, WAIVES ANY RIGHT TO OBJECT TO SUCH VENUE OR TO ASSERT THE DEFENSE OF FORUM NON-CONVENIENS, AND AGREES THAT SERVICE OF COMPLAINT OR OTHER PROCESS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS SET FORTH IN, OR DETERMINED IN ACCORDANCE WITH, SECTION 9(a) HEREOF.

         (h) COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                           [Signature Page to Follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  MAYOR'S JEWELERS, INC.


                                  By: /s/ ISAAC ARGUETTY
                                  ---------------------------------------------
                                        Name:  Isaac Arguetty
                                        Title: Chief Executive Officer

                                  STOCKHOLDER
                                  ELIAHU BEN-SHMUEL


                                  By: /s/ ELIAHU BEN-SHMUEL
                                  ---------------------------------------------


                                  STOCKHOLDER
                                  PHILLIP GOLDSTEIN


                                  By: /s/ PHILLIP GOLDSTEIN
                                  ---------------------------------------------